Exhibit 10.25

THIRD AMENDED AND RESTATED BUSINESS MANAGEMENT AGREEMENT

THIS THIRD AMENDED AND RESTATED BUSINESS MANAGEMENT AGREEMENT (this “Agreement”), dated as of April 1, 2023, is entered into by and between Inland Real Estate Income Trust, Inc., a Maryland corporation (the “Company”), and IREIT Business Manager & Advisor Inc., an Illinois corporation (the “Business Manager”).

WITNESSETH:

WHEREAS, the Company is a Maryland corporation created in accordance with Maryland General Corporation Law and intends to continue to qualify as a REIT (as defined below);

WHEREAS, the Company desires to avail itself of the experience, sources of information, advice, assistance and facilities available to the Business Manager and to have the Business Manager undertake the duties and responsibilities hereinafter set forth, on behalf of, and subject to the supervision of, the Board of Directors (as defined below), all as provided herein;

WHEREAS, the Business Manager is willing to undertake to render these services, subject to the supervision of the Board of Directors, on the terms and conditions hereinafter set forth;

WHEREAS, the Company and the Business Manager previously entered into that certain Business Management Agreement, dated as of October 18, 2012, as amended by that certain Amended and Restated Business Management Agreement, dated as of February 11, 2019, as amended by that certain Second Amended and Restated Business Management Agreement, dated as of October 15, 2021 (collectively, the “Original Agreement”); and

WHEREAS, the Company and the Business Manager desire to amend and restate the Original Agreement in its entirety.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein, the parties hereto agree as follows:

1.
Definitions. As used herein, the following capitalized terms shall have the meanings set forth below:

“Acquisition Expenses” means any and all expenses incurred by the Company, the Business Manager or any Affiliate of either in connection with selecting, evaluating or acquiring any investment in Real Estate Assets, including but not limited to legal fees and expenses, travel and communication, appraisals and surveys, nonrefundable option payments regardless of whether the Real Estate Asset is acquired, accounting fees and expenses, computer related expenses, architectural and engineering reports, environmental and asbestos audits and surveys, title insurance and escrow fees, and personal and miscellaneous expenses.

“Affiliate” or “Affiliates” means, with respect to any other Person: any Person directly or indirectly owning, controlling or holding, with the power to vote, ten percent (10%) or more of the outstanding voting securities of such other Person; any Person ten percent (10%) or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with the power to vote, by such other Person; any Person directly or indirectly controlling,

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controlled by or under common control with such other Person; any executive officer, director, trustee, general partner or manager of such other Person; and any legal entity for which such Person acts as an executive officer, director, trustee, general partner or manager.

“Average Invested Assets” means, for any period, the average of the aggregate book value of the assets of the Company, including all intangibles and goodwill, invested, directly or indirectly, in equity interests in, and Loans secured by, Real Estate Assets, and all Real Estate-Related Securities and consolidated and unconsolidated Joint Ventures or other partnerships, before non-cash charges such as depreciation, amortization, impairments and bad debt reserves, computed by taking the average of these values at the end of each month during the relevant calendar quarter.

“Board of Directors” means the persons holding the office of director of the Company as of any particular time under the Charter.

“Business Day” means any day other than Saturday, Sunday or any other day on which national banks are required or are authorized to be closed in Chicago, Illinois.

“Business Management Fee” means the fee payable to the Business Manager under Section 7(a) hereof.

"Cause Event" means (i) a final judgment by any court or governmental body of competent jurisdiction not stayed or vacated within thirty (30) days that the Business Manager, any of its agents or any of its assignees has committed a felony or a material violation of applicable securities laws that has a material adverse effect on the business of the Company or the ability of the Business Manager to perform its duties under the terms of this Agreement, (ii) a decree or order for relief, or the consent by the Business Manager to the entry of an order for relief, in an involuntary bankruptcy case relating to the Business Manager or the authorization or filing of a voluntary bankruptcy petition by the Business Manager, (iii) the appointment of, or consent by the Business Manager to the appointment of or taking possession by, a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Business Manager or for any substantial part of the Business Manager’s property, (iv) the making by the Business Manager of any general assignment for the benefit of creditors or failure of the Business Manager generally to pay its debts as they become due, (v) the dissolution of the Business Manager or order for the winding up or liquidation of the Business Manager’s affairs that is not dismissed within ninety (90) days, or (vi) a determination that the Business Manager has committed fraud against the Company, misappropriated or embezzled funds of the Company, or acted, or failed to act, in a manner constituting bad faith, willful misconduct, gross negligence or reckless disregard in the performance of its duties under this Agreement; provided, however, that if any of the actions or omissions described in this clause (vi) are caused by an employee and/or officer of the Business Manager or one of its Affiliates and the Business Manager takes all necessary action against such person and cures the damage caused by such actions or omissions within thirty (30) days of such determination, then such event shall not constitute a Cause Event.

“Charter” means the articles of incorporation of the Company, as amended or restated from time to time.

“Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder or corresponding provisions of subsequent revenue laws.

“Equity Stock” means all classes or series of capital stock of the Company authorized under the Charter, including, without limit, its common stock, $.001 par value per share, and preferred stock, $.001 par value per share.

“Fiscal Year” means the calendar year ending December 31.

“GAAP” means generally accepted accounting principles as in effect in the United States of America from time to time or any other accounting basis mandated by the Securities and Exchange Commission.

“Gross Offering Proceeds” means the total proceeds from the sale of up to 150,000,000 Shares in the Offering before deducting Issuer Costs. For purposes of calculating Gross Offering Proceeds, the selling price for all Shares, including those for which volume discounts apply, shall be deemed to be $10.00 per Share. Unless specifically included in a given calculation, Gross Offering Proceeds does not include any proceeds from the sale of Shares under the Company’s distribution reinvestment plan.

“Independent Director” means any director of the Company who is an “Independent Director” for purposes of the Charter.

“Invested Capital” means the aggregate original issue price paid for the Shares, before reduction for Organization and Offering Expenses, reduced by any distribution of Sale or financing proceeds.

“Issuer Costs” means all expenses, other than Selling Commissions and the Marketing Contribution, incurred by, and to be paid from, the assets of the Company in connection with and in preparing the Company for registration and offering its Shares to the public, including, but not limited to, expenses for printing, engraving and mailing, salaries of the employees of the Company, or the Sponsor and its Affiliates, while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders, depositaries and experts, expenses of qualifying the sale of the Shares under federal and state laws, including taxes and fees and accountants’ and attorneys’ fees and expenses.

“Joint Venture” means a joint venture, limited liability company, corporation or partnership arrangement in which the Company, or any subsidiary thereof, is a co-venturer, member, stockholder or partner with one or more other Persons or an entity, which acquires, owns or manages Real Estate Assets.

“Key Person” means a natural person who, at the time of the determination: (1) serves as an executive officer of the Company; (2) serves as an executive officer of the Business Manager; or (3) performs services that are integral to the operation of the Company, as mutually agreed upon in writing by the Company and the Business Manager; provided, however, that for purposes of clauses (1) and (2), a “Key Person” shall not include any person that, as of the date on which the Company has mailed or otherwise delivered the Qualifying Internalization Notice, concurrently serves as a director or executive officer of any other REIT(s) sponsored by the

Sponsor; provided, further, that for purposes of this definition, a secretary of an entity shall not be considered an “executive officer.”

“Liquidity Amount” means: (1) in the case of a Sale of Real Estate Assets, the Net Sales Proceeds realized by the Company from the Sale of Real Estate Assets since the Company’s inception and distributed to Stockholders, in the aggregate, plus the total amount of any other distributions paid by the Company to Stockholders, in the aggregate, from the Company’s inception until the date that the Liquidity Amount is determined, in the aggregate; and (2) in the case of a Liquidity Event, the Market Value, plus the total distributions paid by the Company to Stockholders from the Company’s inception until the date that the Liquidity Amount is determined.

“Liquidity Event” means a Listing or any merger, reorganization, business combination, share exchange or acquisition by any Person or related group of Persons of beneficial ownership of all or substantially all of the Shares in one or more related transactions, or another similar transaction involving the Company, pursuant to which the Stockholders receive cash or the securities of another issuer that are listed on a national securities exchange, as full or partial consideration for their Shares.

“Listing” means, in the aggregate, the filing of a Form 8-A (or any successor form) with the Securities and Exchange Commission to register any or all Shares, or the shares of common stock of any of the Company’s subsidiaries, on a national securities exchange, the approval of the original listing application related thereto by the applicable exchange and the commencement of trading in the Shares, or the shares of common stock of any of the Company’s subsidiaries, on the exchange. Upon a Listing, the Shares, or the shares of common stock of the Company’s subsidiaries, shall be deemed “Listed.” A Listing shall also be deemed to occur on the effective date of a merger in which the consideration received by the holders of the Shares is securities of another issuer that are listed on a national securities exchange; provided, however, that if the merger is effectuated through a wholly owned subsidiary of the Company, a Listing will not occur until the consideration received by the Company shall be distributed to the holders of the Shares.

“Loans” means debt financing evidenced by bonds, notes, debentures or similar instruments or letters of credit and Mortgage Loans.

“Market Value” means the value of the Company measured in connection with an applicable Liquidity Event determined as follows: (1) in the case of a Listing of the Shares, or the shares of common stock of any of the Company’s subsidiaries, by taking the average closing price over the period of thirty (30) consecutive trading days during which the Shares, or the shares of the common stock of the Company’s subsidiary, as applicable, are eligible for trading, beginning on the 180th day after Listing of the Shares, or the shares of the common stock of the Company’s subsidiary, as applicable, multiplied by the number of Shares, or the shares of the common stock of the Company’s subsidiary, as applicable, outstanding on the date of measurement; or (2) in the case of the receipt by Stockholders of securities of another entity that are trading on a national securities exchange prior to, or that become listed on a national securities exchange concurrent with, the consummation of the Liquidity Event, as follows: (a) in the case of securities of another entity that are trading on a national securities exchange prior to the consummation of the Liquidity

Event, the value ascribed to the securities in the transaction giving rise to the Liquidity Event, multiplied by the number of those securities issued to the holders of the Shares in respect of the transaction; and (b) in the case of securities of another entity that become listed on a national securities exchange concurrent with the consummation of the Liquidity Event, the average closing price over a period of thirty (30) consecutive trading days during which the securities are eligible for trading, beginning on the 180th day after the listing of the securities, multiplied by the number of those securities issued to the holders of the Shares in respect of the transaction. In addition, any distribution of cash consideration received by the Stockholders in connection with any Liquidity Event shall be added to the Market Value determined in accordance with clause (1) or (2).

“Marketing Contribution” means any and all compensation payable to underwriters, dealer managers or other broker-dealers in connection with marketing the sale of Shares, including, without limitation, compensation payable to Inland Securities Corporation, and which includes reimbursement for any out-of-pocket, itemized and detailed due diligence expenses incurred in connection with investigating the Company or any offering of Shares.

“Mortgage Loans” means notes or other evidences of indebtedness or obligations that are secured or collateralized, directly or indirectly, by Real Property or other interests in Real Property.

“Net Sales Proceeds” means the proceeds from any Sale of Real Estate Assets, less any costs incurred in selling the Real Estate Asset(s) including, but not limited to, legal fees and selling commissions and further reduced by the amount of any indebtedness encumbering the Real Estate Asset(s).

“Offering” means the initial public offering of Shares on a “best efforts” basis pursuant to the Prospectus, as amended and supplemented from time to time.

“Organization and Offering Expenses” means the aggregate of all Issuer Costs, plus Selling Commissions and the Marketing Contribution.

“Person” means any individual, corporation, business trust, estate, trust, partnership, limited liability company, association, two or more persons having a joint or common interest or any other legal or commercial entity.

“Priority Return” means a seven percent (7.0%) per annum cumulative, pre-tax non-compounded return on Invested Capital.

“Property” or “Properties” means interests in: (1) Real Property; (2) long-term ground leases; or (3) any buildings, structures, improvements, furnishings, fixtures and equipment, whether or not located on the Real Property, in each case owned or to be owned by the Company either directly or indirectly through one or more Affiliates, Joint Ventures, partnerships or other legal entities.

“Property Improvements” means any monies invested or otherwise funded by the Company, directly or indirectly to develop, construct, renovate, or otherwise physically improve a Real Estate Asset, including, but not limited to major tenant improvements, whether pursuant to allowances, concessions or rent abatements, all to the extent that the monies invested or funded for each of these purposes were approved by the Board of Directors as part of the initial plan for the Real Estate Asset.

“Prospectus” has the meaning set forth in Section 2(10) of the Securities Act of 1933, as amended (the “Securities Act”), including a preliminary prospectus, an offering circular as described in Rule 253 of the General Rules and Regulations under the Securities Act, or, in the case of an intrastate offering, any document by whatever name known, utilized for the purpose of offering and selling the Shares to the public.

“Real Estate Assets” means any and all Properties and other direct or indirect investments in equity interests in, or Loans secured, directly or indirectly, by, or otherwise relating to, Property (other than investments in bank accounts, money market funds or other current assets), including any interest in a Joint Venture, owned by the Company, directly or indirectly through one or more of its Affiliates or Joint Ventures. Notwithstanding the foregoing, “Real Estate Assets” shall not include any investments in Real Estate-Related Securities.

“Real Estate Manager” means Inland Commercial Real Estate Services LLC, a Delaware limited liability company, or any of its successors or assigns, or entities owned or controlled by the Sponsor and engaged by the Company to manage a Property or Properties.

“Real Estate-Related Securities” means investments in equity securities of both publicly traded and private companies, including REITs and pass-through entities, that own Real Estate Assets, including investments in commercial mortgage-backed securities, owned by the Company, directly or indirectly through one or more of its Affiliates or Joint Ventures, but excluding, for these purposes, ownership interests in a Joint Venture.

“Real Property” means land, rights or interests in land (including, but not limited to, leasehold interests), and any buildings, structures, improvements, furnishings, fixtures and equipment located on, or used in connection with, land and rights or interest in land.

“REIT” means a real estate investment trust as defined in Sections 856 through 860 of the Code.

“Sale” means any transaction or series of transactions, regardless of whether Net Sales Proceeds are distributed to Stockholders as a result thereof, whereby: (1) the Company directly or indirectly, including through any Affiliate (except as described in other subsections of this definition), sells, grants, transfers, conveys, or relinquishes its ownership of any Real Estate Asset or portion thereof, except for a contribution to a Joint Venture in which the Company, directly or indirectly, has, or will have, an ownership interest; (2) the Company directly or indirectly, including through any Affiliate (except as described in other subsections of this definition), sells, grants, transfers, conveys, or relinquishes its ownership of all or substantially all of the interest of the Company in any Joint Venture in which it is a co-venturer or partner; (3) any Joint Venture directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its ownership of any Real Estate Asset or portion thereof (excluding for these purposes any Loans or Mortgage Loans); (4) the Company or any Joint Venture directly or indirectly, including through any Affiliate (except as described in other subsections of this definition), sells, grants, transfers, conveys, or relinquishes its ownership of any Property or portion thereof, through any event which results in the Company or the Joint Venture, as applicable, receiving a insurance proceeds or condemnation awards; (5) the Company directly or indirectly, including through any Affiliate (except as described in other subsections of this definition), sells, grants, transfers, conveys, or relinquishes its ownership of any other Real Estate Asset not previously described in this definition or any portion thereof. Notwithstanding anything to the contrary herein, the sale, grant, transfer or conveyance of any Real Estate-Related Security shall not be treated as a “Sale” hereunder.

“Selling Commissions” means any and all commissions, not to exceed seven percent (7.0%) of the gross offering price of any Shares, payable to underwriters, dealer managers or other broker-dealers in connection with the sale of Shares.

“Shares” means the shares of common stock, par value $.001 per share, of the Company, and “Share” means one of those Shares.

“Sponsor” means Inland Real Estate Investment Corporation, a Delaware corporation.

“Stockholders” means holders of shares of the Company’s common stock, $.001 par value per share, or any other share of Equity Stock having the right to elect directors of the Company.

2.
Duties of the Business Manager. The Business Manager shall consult with the Company and shall furnish advice and recommendations with respect to all aspects of the business and affairs of the Company. The Business Manager shall inform the Board of Directors of factors that come to the Business Manager’s attention that may, in its opinion, influence the policies of the Company. Subject to the supervision of the Board of Directors and consistent with the provisions of the Charter, the Business Manager, directly or indirectly through Affiliates or third parties supervised by the Business Manager or its Affiliates, shall use commercially reasonable efforts to:
(a)
identify potential investment opportunities in Real Estate Assets located in the United States, consistent with the Company’s investment objectives and policies; including but not limited to:
(i)
locating, analyzing and selecting potential investments in Real Estate Assets;
(ii)
structuring and negotiating the terms and conditions of acquisition and disposition transactions;
(iii)
arranging financing and refinancing or other changes in the asset or capital structure of the Company and reinvesting the proceeds from the Sale of, or otherwise deal with the investments in, Real Estate Assets; and
(iv)
overseeing material leases and service contracts, related to the Real Estate Assets.
(b)
assist the Board of Directors in evaluating investment opportunities;

(c)
provide the Board of Directors with research and other statistical data and analysis in connection with Real Estate Assets and the Company’s operations and investment policies;
(d)
manage the Company’s day-to-day operations, consistent with the investment objectives and policies established by the Board of Directors from time to time, including hiring and supervising Company employees, if any;
(e)
investigate and conduct relations with lenders, consultants, accountants, brokers, third party asset managers, attorneys, underwriters, appraisers, insurers, corporate fiduciaries, banks, builders and developers, sellers and buyers of investments and persons acting in any other capacity specified by the Company from time to time, and enter into contracts in the Company’s name with, and retaining and supervising services performed by, such parties in connection with investments that have been or may be acquired or disposed of by the Company;
(f)
cooperate with the Real Estate Manager in connection with real estate management services and other activities relating to Real Estate Assets, subject to any requirement under the laws, rules and regulations affecting REITs that own Real Property that the Business Manager or the Real Estate Manager, as the case may be, qualifies as an “independent contractor” as that phrase is used in connection with applicable laws, rules and regulations affecting REITs;
(g)
upon request of the Company, act, or obtain the services of others to act, as attorney-in-fact or agent of the Company in making, acquiring and disposing of investments, disbursing and collecting funds in connection with any acquisition or disposition, paying the debts and fulfilling the obligations of the Company and handling, prosecuting and settling any claims of the Company, including foreclosing and otherwise enforcing mortgage and other liens and security interests securing investments;
(h)
assist in negotiations on behalf of the Company with investment banking firms and other institutions or investors for public or private sales of Equity Stock or for other financing on behalf of the Company, provided that in no event may the Business Manager act as a broker, dealer, underwriter or investment advisor of, or for, the Company;
(i)
maintain, with respect to any Real Property and to the extent available, title insurance or other assurance of title and customary fire, casualty and public liability insurance;
(j)
coordinate placement of casualty and public liability insurance and directors’ and officers’ insurance;
(k)
except as otherwise provided by the Company, provide office space, equipment and personnel as required for the performance of the foregoing services as Business Manager, subject to the reimbursement of costs associated therewith;
(l)
advise the Board of Directors, from time to time, of the Company’s operating results and coordinate preparation, with the Real Estate Manager, of an operating budget including one, three and five year projections of operating results and such other reports as may be appropriate for each Real Estate Asset;
(m)
prepare, on behalf of the Company, and supervise the filing of all reports required by the Securities and Exchange Commission, including without limitation Current Reports on Form 8-K, Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K, and all reports and returns required by the Internal Revenue Service, other state or federal governmental agencies or other Company vendors relating to the Company and its operations, including specifically its compliance with REIT rules;
(n)
prepare, on behalf of the Company, and supervise the distribution of reports to Stockholders, and act on behalf of the Company to communicate with Stockholders, brokers, dealers, financial advisors and custodians, whether by in person, written, electronic or telephonic means;
(o)
arrange for, and plan, the Company’s annual meetings of Stockholders;
(p)
supervise communications with the Company’s transfer agent;
(q)
maintain the Company’s books and records including, but not limited to, appraisals and fairness opinions obtained in connection with acquiring or disposing Real Estate Assets;
(r)
assist the Board of Directors in evaluating Sales and Liquidity Events, including without limitation: (i) performing due diligence in connection with investigating potential Sales or Liquidity Events; (ii) selecting and conducting relations with experts, investment banking firms and potential acquirors of Real Estate Assets, among others; (iii) preparing investment and other strategic models regarding Liquidity Events for evaluation by the Board of Directors; and (iv) preparing written reports and making presentations regarding potential Sales and Liquidity Events to the Board of Directors;
(s)
administer the Company’s bookkeeping and accounting functions, including without limitation: (i) establishing and implementing accounting and financial reporting procedures, processes and policies; (ii) maintaining the Company’s general ledger and sub ledgers; (iii) recording investments in Real Estate Assets, investments in Joint Ventures and any funding of indebtedness; (iv) performing accounting research; (v) budgeting, forecasting and analyzing the Company’s performance; (vi) assisting in selecting and implementing accounting and financial system software; (vii) overseeing platform accounting functions and practices; (viii) reporting to the Board of Directors and audit committee; (ix) monitoring the Company’s compliance with The Sarbanes–Oxley Act of 2002, as amended, and the effectiveness of the Company’s internal controls; (x) monitoring and ensuring compliance with ratios and covenants set forth in the loan documents for any Loans; (xi) providing required monthly, quarterly and annual financial reporting to the Company’s lenders; and (xii) ensuring proper accounting treatment for derivative instruments;

(t)
enter into ancillary agreements with the Sponsor and its Affiliates to arrange for the services and licenses to be provided by the Business Manager hereunder, as summarized on Schedule 2(t) hereto (collectively, the “Service Provider Agreements”);
(u)
undertake and perform all services or other activities necessary and proper to carry out the Company’s investment objectives, including providing secretarial, clerical and administrative assistance for the Company and maintaining a web site that provides up-to-date Company information; and
(v)
undertake and perform all services necessary and proper to ensure the Company’s compliance with all laws, rules and regulations applicable to its business.
3.
No Partnership or Joint Venture. The Company and the Business Manager are not, and shall not be deemed to be, partners or Joint Venturers with each other.
4.
REIT Qualifications. Notwithstanding any other provision of this Agreement to the contrary, the Business Manager shall refrain from taking any action that, in its reasonable judgment or in any judgment of the Board of Directors of which the Business Manager has written notice, would adversely affect the qualification of the Company as a REIT under the Code or that would violate any law, rule or regulation of any governmental body or agency having jurisdiction over the Company, its Equity Stock or its Real Estate Assets, or that would otherwise not be permitted by the Charter. If any such action is ordered by the Board of Directors, the Business Manager shall promptly notify the Board of Directors that, in the Business Manager’s judgment, the action would adversely affect the Company’s status as a REIT or violate any law, rule or regulation or the Charter, and that the Business Manager shall refrain from taking such action pending further clarification or instruction from the Board of Directors.
5.
Bank Accounts. At the direction of the Board of Directors or the officers of the Company, the Business Manager shall establish and maintain bank accounts in the name of the Company, and shall collect and deposit into and disburse from such accounts moneys on behalf of the Company, upon such terms and conditions as the Board of Directors may approve, provided that no funds in any such account shall be commingled with funds of the Business Manager. The Business Manager shall, from time to time, as the Board of Directors or the officers of the Company may require, render appropriate accountings of such collections, deposits and disbursements to the Board of Directors and to the Company’s auditors.
6.
Fidelity Bond. The Business Manager shall not be required to obtain or maintain a fidelity bond in connection with performing its services hereunder.
7.
Compensation. Subject to the provisions of this Agreement, including Section 12 hereof, and in addition to any compensation for additional services that may be paid pursuant to Section 9 hereof, for services rendered hereunder the Company shall pay, in cash, to the Business Manager the following:
(a)
An annual business management fee (the “Business Management Fee”) equal to 0.55% of Average Invested Assets, payable quarterly in an amount equal to 0.1375% of Average Invested Assets as of the last day of the immediately preceding quarter; provided, that the Business Manager may decide, in its sole discretion, to be paid an amount less than the total amount to which it is entitled in any particular quarter, and the excess amount that is not paid may, in the Business Manager’s sole discretion, be waived permanently or deferred or accrued, without interest, to be paid at a later point in time.
(b)
Upon any (i) Sale of Real Estate Assets in which the Net Sales Proceeds resulting from the Sale are specifically identified and distributed to Stockholders or (ii) Liquidity Event (each, an “Incentive Triggering Event”), an incentive fee equal to ten percent (10.0%) of the amount by which: (1) the Liquidity Amount exceeds (2) Invested Capital, plus the total distributions required to be paid to Stockholders in order to pay them the Priority Return, measured as of the date of the applicable Incentive Triggering Event set forth in clause (i) or (ii) of this Section 7(b); provided, that if the Company has not satisfied the Priority Return at the time of any particular Incentive Triggering Event, this fee shall be paid on any future Incentive Triggering Event if, at the time, the Company has satisfied the return requirements set forth in clause (2) herein.
8.
Expenses.
(a)
In addition to the compensation paid to the Business Manager pursuant to Section 7 and Section 9 hereof, and subject to the limits herein, the Company shall reimburse the Business Manager, the Sponsor and their respective Affiliates for all expenses attributable to the Company paid or incurred by the Business Manager, the Sponsor or their respective Affiliates in providing certain services and licenses hereunder, including all expenses and the costs of salaries and benefits of persons employed by the Business Manager, the Sponsor and their respective Affiliates and performing services for the Company, except for the salaries and benefits of persons who also serve as one of the Company’s executive officers or as an executive officer of the Business Manager or its Affiliates. For purposes of this Section 8(a), a secretary of an entity shall not be considered an “executive officer.”
(b)
Expenses that the Company shall reimburse pursuant to Section 8(a) hereof include, but are not limited to all:
(i)
Issuer Costs, in an amount not to exceed one and one-half percent (1.5%) of Gross Offering Proceeds;
(ii)
expenses, including Acquisition Expenses incurred in connection with selecting or acquiring Real Estate Assets or any Sale of Real Estate Assets or any contribution of Real Estate Assets to a Joint Venture;
(iii)
the actual cost of goods and services purchased for and used by the Company and obtained from entities not affiliated with the Business Manager;
(iv)
interest and other costs for money borrowed on behalf of the Company, including points and other similar fees;
(v)
taxes and assessments on income or attributed to Real Property;

(vi)
premiums and other associated fees for insurance policies including director and officer liability insurance;
(vii)
expenses of managing and operating Real Estate Assets owned by the Company, whether payable to an Affiliate of the Company or a non-affiliated Person;
(viii)
fees and expenses paid to members of the Board of Directors and the fees and costs of any meetings of the Board of Directors or Stockholders;
(ix)
expenses associated with dividends or distributions paid or caused to be paid by the Company to Stockholders;
(x)
expenses of organizing the Company and filing, revising, amending, converting or modifying the Charter or the bylaws;
(xi)
expenses associated with Stockholder communications including the cost of preparing, printing and mailing annual reports, proxy statements and other reports required by governmental entities;
(xii)
administrative service expenses charged to, or for the benefit of, the Company by non-affiliated third parties;
(xiii)
audit, accounting and legal fees charged to, or for the benefit of, the Company by non-affiliated third parties;
(xiv)
transfer agent and registrar’s fees and charges;
(xv)
expenses relating to any offices or office facilities maintained solely for the benefit of the Company that are separate and distinct from the Company’s executive offices;
(xvi)
payments made by the Business Manager to Affiliates of the Sponsor for the services and licenses provided for the benefit of the Company, as summarized on Schedule 2(t) hereto;
(xvii)
expenses incurred in connection with any Liquidity Event or Qualifying Internalization (as defined in Section 10(a)); and
(xviii)
expenses incurred in connection with any investment in Real Estate-Related Securities and charged to, or for the benefit of, the Company by non-affiliated third parties.
(c)
The Company shall also reimburse the Business Manager, the Sponsor and their respective Affiliates pursuant to Section 8(a) hereof for the salaries and benefits of persons employed by the Business Manager, the Sponsor or their respective Affiliates and performing services for the Company, subject to the following:

(i)
In the case of employees of the Sponsor who also provide services for other entities sponsored by, or affiliated with, the Sponsor, the Company shall reimburse only a pro rata portion of the salary and benefits of these persons based on the amount of time spent by such persons on matters for the Company compared to the time spent by such persons on all other matters including the Company’s matters.
(ii)
In the case of Affiliates of the Sponsor (excluding the Sponsor and Inland Risk and Insurance Management Services, Inc.), and unless otherwise agreed to in writing by the Company or the Business Manager, the Company shall be responsible for the payment of the charges billed by such Affiliates for work done for the benefit of the Company. Such charges shall be based upon: (A) such Affiliate’s “hourly billing rate” of its employees, (B) fixed amounts or (C) a combination of the “hourly billing rate” and fixed amounts, all as set forth in the respective Service Provider Agreements between the Business Manager or the Company and the Affiliate. The “hourly billing rate” for employees of Affiliates of the Sponsor shall be based on the budgeted salaries, benefits, overhead and operating expenses of such Affiliates. In the event that an Affiliate of the Sponsor providing services for the benefit of the Company has revenues for any one Fiscal Year that exceed its expenses for that year, such Affiliate shall rebate the excess on a pro rata basis to its clients based on the revenues attributable to such client.

In each case, the Company shall reimburse salaries and related salary expenses pursuant to this Section 8(c) irrespective of whether the services performed by the subject persons could have been performed directly for the Company by independent, non-affiliated third parties.

(d)
The Business Manager shall prepare a statement documenting the expenses paid or incurred by the Business Manager, the Sponsor and their respective Affiliates for the Company on a monthly basis. The Company shall reimburse the Business Manager, the Sponsor and their respective Affiliates for any expenses reimbursable in accordance with this Section 8 within twenty (20) days after receipt of such statements. With respect to expenses incurred by Affiliates of the Sponsor related to services and licenses provided for the benefit of the Company, or payments made for these services and licenses, the Business Manager, in its sole discretion, may arrange for payment to be made directly from the Company to the Affiliates of the Sponsor.
(e)
The Business Manager shall cause the Sponsor and its Affiliates to direct their employees, who perform services for the Company, to keep time sheets or other appropriate billing records and receipts in connection with any reimbursement of expenses made by the Company pursuant to this Section 8. All time sheets or other appropriate billing records or receipts shall be made available to the Company for review or inspection upon reasonable request to the Business Manager.

9.
Compensation for Additional Services, Certain Limitations. The Company and the Business Manager will separately negotiate and agree on the fees for any additional services that the Company asks the Business Manager or its Affiliates to render in addition to those set forth in Section 2 hereof. Any additional fees or reimbursements to be paid by the Company in connection with the additional services must be fair and reasonable and shall be approved by a majority of the Board of Directors, including a majority of the Independent Directors.
10.
Qualifying Internalization.
(a)
Qualifying Internalization Process. At any time following the one-year anniversary of the completion of the Offering, the Company may elect to internalize the functions performed by the Business Manager through an agreed-upon, one-year transition with the Business Manager on the terms and subject to the conditions set forth in this Section 10 (a “Qualifying Internalization”). Any decision to pursue a Qualifying Internalization must be approved by the affirmative vote of a majority of the Board of Directors, including a majority of the Independent Directors. If the Company elects to pursue a Qualifying Internalization, the Company shall provide written notice to the Business Manager, stating the Company’s intention to pursue the Qualifying Internalization (the “Qualifying Internalization Notice”). During the one-year period commencing upon the Business Manager’s receipt of the Qualifying Internalization Notice and ending on the one-year anniversary thereof (the “Transition Period”), the Company and the Business Manager shall transition the services provided by the Business Manager to the Company, as follows:
(i)
during the Transition Period (the “Solicitation Period”), the Company, or any of its subsidiaries, may, without the Business Manager’s consent, solicit and offer to hire each Key Person for employment by the Company or any of its subsidiaries; provided, however, that any Key Person solicited or hired by the Company or its subsidiaries during the Solicitation Period shall not commence his or her employment with the Company or its subsidiaries until the Completion Date (as hereinafter defined); provided, further, that notwithstanding anything to the contrary in this Agreement, the non-solicitation provisions of Section 19 of this Agreement shall not apply to the Key Persons during the Solicitation Period; and
(ii)
upon the written request of the Company, the Business Manager shall assign one or more of the Service Provider Agreements to the Company.

The closing of the Qualifying Internalization shall occur on the last business day of the Transition Period or such other date that the Company and the Business Manager mutually agree (the “Completion Date”) This Agreement shall terminate on the Completion Date.

(b)
Compensation During the Transition Period. The Company shall not pay any internalization fee to acquire the Business Manager. The Company shall continue to compensate the Business Manager on the terms and conditions set forth in this Agreement throughout the Transition Period. In addition, Company, in its sole discretion, may agree to pay or reimburse the Business Manager for: (x) costs and expenses the Business

Manager has incurred on the Company’s behalf in connection with the Qualifying Internalization; and (y) costs and expenses the Business Manager incurs directly in connection with the Qualifying Internalization.
(c)
Other Arrangements. Notwithstanding anything to the contrary in Section 10(b) of this Agreement, the Company and the Business Manager may enter into separate arrangements for the purchase and sale of tangible assets or services in connection with the Qualifying Internalization, which are not addressed by paragraphs (i) and (ii) of Section 10(a) of this Agreement. These arrangements shall be subject to the negotiation and execution of definitive agreements acceptable to both parties.
11.
Statements. Within a reasonable period of time following the end of each fiscal or calendar quarter, the Business Manager or service entity shall furnish to the Company a statement or invoice computing any and all fees and expense reimbursements due hereunder. The Business Manager shall also furnish to the Company, within a reasonable period of time following the end of each Fiscal Year, a statement computing the fees payable to the Business Manager for the just completed Fiscal Year.
12.
Intentionally Omitted.
13.
Other Activities of the Business Manager. Nothing contained herein shall prevent the Business Manager or any Affiliate of the Business Manager (including the Sponsor) from engaging in any other business or activity including rendering services or advising on real estate investment opportunities to any other person or entity.
14.
Term; Termination of Agreement.
(a)
Term. The term of this Agreement commences on April 1, 2023 and ends on March 31, 2027 (the “Term”).
(b)
Termination by the Company for a Cause Event. With the affirmative vote of a majority of the Independent Directors, the Company may terminate this Agreement effective upon thirty (30) days' prior written notice from the Company to the Business Manager due to the occurrence of a Cause Event. The Business Manager agrees that if any of the events specified in clauses (ii) through (v) of the definition of Cause Event occurs, it will give written notice thereof to the Company within seven (7) days after the occurrence of such event.
(c)
Termination by the Company for Convenience. With the affirmative vote of a majority of the Independent Directors, the Company may terminate this Agreement effective upon sixty (60) days' prior written notice from the Company to the Business Manager for convenience.
(d)
Termination by the Business Manager. The Business Manager may terminate this Agreement effective upon sixty (60) days' prior written notice of termination to the Company and the Independent Directors in the event that the Company shall default in the performance or observance of any material term, condition or covenant contained in this Agreement and such default shall continue for a period of thirty (30) days after written notice thereof specifying such default and requesting that the same be remedied in such thirty (30) day period.
(e)
Termination Pursuant to a Qualifying Internalization. This Agreement shall terminate on the Completion Date, as described in Section 10 of this Agreement.
(f)
Effect of Termination.
(i)
If this Agreement is terminated by the Company pursuant to Section 14(b)(Termination by the Company for a Cause Event), the Business Manager shall not be entitled to compensation after the date of termination, but shall be paid all compensation accruing or accrued to the date of termination, or which the Business Manager has deferred and then elects to be paid at the time of termination; provided, that with respect to any Business Management Fee payable under Section 7(a) of this Agreement for the calendar quarter in which the termination occurred, the Business Manager shall be paid on a pro rata basis through the date of termination, based on the number of days in such calendar quarter for which the Business Manager served as such under this Agreement.
(ii)
If this Agreement is terminated pursuant to Section 14(c)(Termination by the Company for Convenience), Section 14(d)(Termination by the Business Manager) or Section 14(e)(Termination Pursuant to a Qualifying Internalization), the Business Manager shall be entitled to payment of the Business Management Fee payable under Section 7(a) for the remainder of the Term using the calculations made for the calendar quarter in which the Agreement was terminated and payable on or before thirty (30) days following the effective date of termination. In addition, if this Agreement is terminated pursuant to Section 14(e)(Termination Pursuant to a Qualifying Internalization), with respect to the incentive fee payable under Section 7(b), the Business Manager, or its successor or designee, shall be entitled to an incentive fee equal to the product of: (x) the amount of the incentive fee to which the Business Manager would have been entitled under Section 7(b) had this Agreement not been terminated; and (y) the quotient of the number of days elapsed from the effective date of the Original Agreement through the Completion Date and the number of days elapsed from the date of the Original Agreement through the date of the closing of the applicable Incentive Triggering Event.
(g)
Obligations Following Termination. If this Agreement is terminated pursuant to this Section 14, the parties shall have no liability or obligation to each other including any obligations imposed by Section 2(a) hereof, except as provided in this Section 14 and in Section 17 and Section 19. Further, if this Agreement is terminated by the Company pursuant to Section 14(b) or Section 14(c) or by the Business Manager pursuant to Section 14(d) after the date on which the Company has mailed or otherwise delivered the Qualifying Internalization Notice, the parties shall immediately cease all actions undertaken in connection with the Qualifying Internalization and shall take no further actions in connection therewith.

15.
Assignments. The Business Manager may not assign this Agreement except to a successor organization that acquires substantially all of its property and carries on the affairs of the Business Manager; provided that following the assignment, the persons who controlled the operations of the Business Manager immediately prior thereto (the “Control Persons”), control the operations of the successor organization, including the performance of duties under this Agreement; provided, further, that if at any time subsequent to the assignment the Control Persons cease to control the operations of the successor organization, the Company may thereupon terminate this Agreement. This Agreement shall not be assignable by the Company, by operation of law or otherwise, without the consent of the Business Manager. Any permitted assignment of this Agreement shall bind the assignee hereunder in the same manner as the assignor is bound hereunder.
16.
Intentionally Omitted.
17.
Action Upon Termination; Survival of Certain Provisions. Except as otherwise set forth herein, upon termination of this Agreement, including any termination pursuant to Section 10 of this Agreement, the parties shall have no further liability or obligation hereunder, provided that Sections 14, 17, 19 and 24 shall survive termination of this Agreement.
18.
Actions Upon Termination. In connection with the termination of this Agreement, the Business Manager shall:
(a)
pay over to the Company all moneys collected and held for the account of the Company pursuant to this Agreement, after deducting any accrued or deferred compensation and reimbursement for expenses to which the Business Manager is entitled;
(b)
deliver to the Board of Directors a full accounting, including a statement showing all payments collected by the Business Manager and a statement of all money held by the Business Manager, covering the period following the date of the last accounting furnished to the Board of Directors to the date of termination;
(c)
deliver to the Board of Directors all property and documents of the Company then in the custody of the Business Manager; and
(d)
cooperate with the Company and take all reasonable steps requested by the Company to assist the Board of Directors in making an orderly transition of the functions performed by the Business Manager.
19.
Non-Solicitation. Except as otherwise provided in Section 10 hereof, during the period commencing on the date the Original Agreement was entered into and ending one year following the termination of this Agreement, the Company shall not, without the Business Manager’s prior written consent, directly or indirectly: (i) solicit, induce, or encourage any person, including any Key Person, to leave the employment or other service of the Business Manager or any of its Affiliates to become employed by the Company or any of its subsidiaries; or (ii) hire or offer to hire, on behalf of the Company or any other Person, firm, corporation or other business organization, any employee of the Business Manager or any of its Affiliates, including any Key Person. Further, except as otherwise provided in Section 10 hereof, with respect to any person who left the employment of the Business Manager or any of its Affiliates (x) during the term of this Agreement or (y) within six months immediately after the termination of this Agreement, the Company shall not, without the Business Manager’s prior written consent, directly or indirectly hire or offer to hire on behalf of the Company or any other Person, firm, corporation or other business organization, that person during the six months immediately following his or her cessation of employment.
20.
Tradename and Marks. The Company has entered into a license agreement granting the Company the right, subject to the terms and conditions of the license agreement, to use the “Inland” name and marks.
21.
Amendments. This Agreement shall not be amended, changed, modified or terminated, or the obligations hereunder discharged, in whole or in part except by an instrument in writing signed by both parties hereto, or their respective successors or assigns, or otherwise provided in Section 10 of this Agreement.
22.
Successors and Assigns. This Agreement shall inure to the benefit of, and shall bind, any successors or assigns of the parties hereto.
23.
Governing Law. The provisions of this Agreement shall be governed, construed and interpreted in accordance with the internal laws of the State of Illinois without regard to its conflicts of law principles.
24.
Liability and Indemnification.
(a)
The Business Manager shall have no responsibility other than to render the services and take the actions described herein in good faith and with the exercise of due care and shall not be responsible for any action of the Board of Directors in following or declining to follow any advice or recommendation of the Business Manager. The Business Manager (including its officers, directors, managers, employees and members) will not be liable for any act or omission by the Business Manager (or its officers, directors, managers, employees and members) performed in accordance with and pursuant to this Agreement, except by reason of acts constituting gross negligence, bad faith, willful misconduct or reckless disregard of its duties under this Agreement.
(b)
The Company shall indemnify the Business Manager and its officers, directors, employees and agents (individually an “Indemnitee,” collectively the “Indemnitees”) to the full extent lawful, from and against any and all losses, claims, damages or liabilities of any nature whatsoever with respect to or arising from any acts or omission of the Business Manager (including ordinary negligence) in its capacity as such, except with respect to losses, claims, damages or liabilities with respect to or arising out of such Indemnitees’ gross negligence, bad faith or willful misconduct, or reckless disregard of its duties under this Agreement.
(c)
The Company shall not indemnify any Indemnitee seeking indemnification for losses, liabilities or expenses arising from, or out of, an alleged violation of federal or state securities laws (“Securities Claims”) unless one or more of the following conditions are met:

(i)
there has been a successful adjudication for the Indemnitee on the merits of each count involving alleged material Securities Claims as to such Indemnitee;
(ii)
the Securities Claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to such Indemnitee; or
(iii)
a court of competent jurisdiction approves a settlement of the Securities Claims and finds that indemnification for the costs of settlement and related costs should be made and the court considering the request has been advised of the position of the Securities and Exchange Commission and of the published opinions of any state securities regulatory authority in which securities of the Company were offered and sold as to indemnification for Securities Claims.
(d)
The Company shall advance amounts to Indemnitees entitled to indemnification hereunder for legal and other expenses and costs incurred as a result of any legal action for which indemnification is being sought only if all of the following conditions are satisfied:
(i)
the legal action relates to acts or omissions with respect to the performance of duties or services by the Indemnitee for or on behalf of the Company;
(ii)
the Indemnitee receiving advances affirms its good faith belief that the standard of conduct necessary for indemnification by the Company has been met and undertakes in writing to repay the advanced funds to the Company in cases in which the party is found not to be entitled to indemnification.
25.
Notices. All notices, requests or demands to be given under this Agreement from one party to the other (collectively, “Notices” and individually a “Notice”) shall be in writing and shall be given by personal delivery, or by overnight courier service for next Business Day delivery at the other party’s address set forth below, or by email at the other party’s email address set forth below. Notices given by personal delivery (i.e., by the sending party or a messenger) shall be deemed given on the date of delivery. Notices given by overnight courier service shall be deemed given upon deposit with the overnight courier service and Notices given by email transmission shall be deemed given on the date of transmission provided such transmission is completed by 5:00 p.m. (sending party’s local time) on a Business Day and no undelivered message is received, otherwise such delivery shall be deemed to occur on the next succeeding Business Day. If any party’s address is a business, receipt, or the refusal to accept delivery, by a receptionist or by any Person in the employ of such party, shall be deemed actual receipt by the party of Notices. Notices may be issued by an attorney for a party and in such case such Notices shall be deemed given by such party. The parties’ addresses are as follows:

If to the Company:	Inland Real Estate Income Trust, Inc. 2901 Butterfield Road Oak Brook, IL 60523 Attention: Mr. Mitchell A. Sabshon

Telephone: (630) 218-8000 Email: msabshon@inland-investments.com

If to the Business Manager:	IREIT Business Manager & Advisor Inc. 2901 Butterfield Road Oak Brook, IL 60523 Attention: Mr. Daniel Zatloukal Telephone: (630) 218-8000 Email: daniel.zatloukal@inlandgroup.com

Any party may at any time give notice in writing to the other party of a change of its address for the purpose of this Section 25.

26.
Conflicts of Interest and Fiduciary Relationship to the Company and to the Company’s Stockholders. The Company and the Business Manager recognize that their relationship is subject to various conflicts of interest. The Business Manager, on behalf of itself and its Affiliates, acknowledges that the Business Manager has a fiduciary relationship to the Company and to the Stockholders. The Business Manager, on behalf of itself and its Affiliates, shall endeavor to balance the interests of the Company with the interests of the Business Manager and its Affiliates in making any determination where a conflict of interest exists between the Company and the Business Manager or its Affiliates.
27.
Headings. The section headings hereof have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

COMPANY:		BUSINESS MANAGER:

Inland Real Estate Income Trust, Inc.		IREIT Business Manager & Advisor Inc.

By:	/s/ Mitchell A . Sabshon	By:	/s/ Daniel Zatloukal
Name:	Mitchell A. Sabshon	Name:	Daniel Zatloukal
Its:	President and Chief Executive Officer	Its:	Senior Vice President/Asset Management

Schedule 2(t)

The Business Manager has entered into the Service Provider Agreements with certain Affiliates of the Sponsor, as summarized below (as used in this Schedule 2(t), the “Service Providers”), to arrange for the services and licenses to be provided by the Business Manager under this Agreement, as summarized below.

•
Insurance and Risk Management Services. Inland Risk and Insurance Management Services, Inc., or “IRIM,” will provide insurance and risk management services, including negotiating and obtaining insurance policies, managing and settling claims and reviewing and monitoring the Company’s insurance policies. IRIM will receive a portion of commissions paid by insurance companies to third party brokers for placing insurance policies for the Company. So long as IRIM receives commissions in an amount sufficient to cover operating expenses, the Company will not pay any fees or reimbursements for the services provided by IRIM.
•
Institutional Investor Relationship Services. Inland Institutional Capital Partners Corporation, or “ICAP,” will provide advice regarding the Company’s current market position, secure institutional investor commitments, and form joint ventures with unaffiliated operating partners, each as requested by the Business Manager. The Business Manager will pay ICAP any fees or expenses related to the services it provides for the Company. The Company will not reimburse ICAP for any expenses incurred in providing these services.
•
Investment Advisory Services. Inland Investment Advisors, Inc., or “Inland Advisors,” will provide investment advisory agreement services. This agreement will grant Inland Advisors full discretionary authority to invest or reinvest certain of the Company’s assets in securities of publicly traded and privately held entities, and will give Inland Advisors the power to act as the Company’s proxy and attorney-in-fact to vote, tender or direct the voting or tendering of these securities. The Business Manager will assign to Inland Advisors any portion of the annual business management fee that it earns on the Company’s investments in securities. The Company will not reimburse Inland Advisors for any expenses incurred in providing these services.
•
Mortgage Placement Services. Inland Mortgage Brokerage Corporation, or “IMBC,” and Inland Commercial Mortgage Corporation, or “ICMC,” will place mortgages for the Company, as requested by the Business Manager.
•
Mortgage Servicing. Inland Mortgage Servicing Corporation, or “IMSC,” will service mortgages for the Company, as requested by the Business Manager.
•
Software License. The IT Department of The Inland Real Estate Group, LLC (“TIREG IT”) will grant the Business Manager a non-exclusive and royalty-free right and license to use and copy software owned by TIREG IT and to use certain third party software according to the terms of the applicable third party licenses to TIREG IT, all in connection with the Business Manager’s obligations under the

Agreement. TIREG IT will provide the Business Manager with all upgrades to the licensed software, as available.
•
Master Services Agreement. The Inland Real Estate Group, LLC will provide services related to communications, technology, office services, personnel and property tax.